Exhibit 13.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE U.S. SARBANES-OXLEY ACT OF 2002

In connection with the annual report of TOP Ships Inc. (the “Company”) on Form 20-F for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on or about the date hereof (the “Report”), I, Evangelos J. Pistiolis, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: April 1, 2026

/s/ Evangelos J. Pistiolis
Evangelos J. Pistiolis
President and Chief Executive Officer (Principal Executive Officer)